Exhibit 99.4
CONSENT OF THOMAS WEISEL PARTNERS LLC
Board of Directors
FoxHollow Technologies, Inc.
740 Bay Road
Redwood City, CA 94063
Dear Members of the Board:
     We hereby consent to the inclusion of our opinion letter as an annex to, and to the references thereto under the captions “Summary — The Merger — Opinions of Financial Advisors,” and “The Merger — Opinions of Financial Advisors to FoxHollow” in the proxy statement/prospectus relating to the proposed merger transaction involving ev3, Inc. (“ev3”) and FoxHollow Technologies, Inc., which proxy statement/prospectus is a part of the Registration Statement on Form S-4 of ev3. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Thomas Weisel Partners LLC
Thomas Weisel Partners LLC

New York, New York
August 17, 2007